UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 23, 2012

(Date of earliest event reported)

RTI International Metals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953
(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973
(Address of Principal Executive Offices)	(Zip Code)

(412) 893-0026

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.03. Material Modification to Rights of Security Holders.

RTI International Metals, Inc. (“RTI” or the “Company”) as borrower and certain of its subsidiaries as guarantor loan parties entered into a Second Amended and Restated Credit Agreement as of May 23, 2012 (the “Credit Facility”) for a $150 million senior revolving credit facility with the Lenders thereto (as named in the Credit Facility), PNC Bank, National Association (“PNC”) as Administrative Agent, Fifth Third Bank as Syndication Agent and Co-Lead Arranger with PNC Capital Markets LLC, which also served as Sole Bookrunner. The Credit Facility replaces the First Amended and Restated Credit Agreement dated September 8, 2008, as amended by the First Amendment to First Amended and Restated Credit Agreement, dated September 18, 2009, Second Amendment to First Amended and Restated Credit Agreement, dated January 19, 2010, and Third Amendment to First Amended and Restated Credit Agreement, dated December 7, 2010.

The Credit Facility provides for revolving credit commitments from the Lenders in the aggregate amount of $150 million, with a $15 million swing line sub-limit and a $40 million letter of credit sub-limit. These sub-limits are included in the $150 million dollar revolving credit total, and any unused portions are available for borrowing as revolving credit. Under the terms of the Credit Facility, RTI may from time to time prior to May 23, 2017 (the “Expiration Date”), request the Lenders to make revolving credit loans and/or to renew or convert the interest rate option applicable to existing revolving credit loans. Repayment of all revolving credit loans is due on the Expiration Date. RTI may, no more than once a year prior to the Expiration Date, request that the current Lenders increase their revolving credit commitments and one or more new lenders provide a revolving credit commitment so long as after giving effect to such increases or new commitments, the aggregate revolving credit commitments are not in excess of $250 million. No Lender is obligated to increase its revolving credit commitment. RTI also has the ability from time to time to voluntarily reduce the revolving credit commitments in an aggregate amount of $2 million or any whole multiple of $1 million in excess thereof.

The Credit Facility is guaranteed by the material domestic subsidiaries of RTI which include: RMI Titanium Company; Extrusion Technology Corporation of America (d/b/a RTI-Fabrication); RTI Finance Corp.; RTI Martinsville, Inc.; Remmele Engineering, Inc.; REI Medical, Inc.; and any other subsidiary which in the future owns 5% or more of the consolidated assets of RTI and its subsidiaries. RTI pledged in favor of PNC, as Administrative Agent, 65% of the outstanding Stock (as defined in the Third Amended and Restated Equity Pledge Agreement dated May 23, 2012) of RTI-Claro, Inc., its only material foreign subsidiary for purposes of the Credit Facility.

RTI will pay interest in respect of the outstanding unpaid principal amount of all loans made under the Credit Facility at its discretion at either (i) the Base Rate (as described in the Credit Facility) or (ii) the LIBOR Rate (as described in the Credit Facility), plus, in either case, an applicable margin based upon the ratio of RTI’s consolidated net indebtedness to consolidated EBITDA, as defined in the Credit Facility.

The Credit Facility requires ongoing compliance with certain affirmative and negative covenants to which RTI and most of its subsidiaries must adhere. The affirmative covenants include, among others, (i) preservation of existence; (ii) payment of obligations, including taxes; (iii) maintenance of properties, insurance, leases, and books and records; (iv) visitation rights by Lenders; (v) compliance with laws;

(vi) use of proceeds; (vii) addition of new material domestic subsidiaries as Guarantors; (viii) equity pledge of new material foreign subsidiaries; (ix) to deal with all affiliates on fair and reasonably arm’s length terms; and (x) anti-terrorism laws.

The negative covenants of the Credit Facility include restrictions on the ability of RTI and its subsidiaries, except in certain circumstances, to: (i) create, incur, assume or suffer to exist indebtedness; (ii) encumber assets; (iii) merge, liquidate, and dissolve to make acquisitions; (iv) dispose of assets in excess of certain amounts or subsidiaries, subject to certain ordinary course and other exceptions; (v) enter into any agreement that prohibits or limits the ability to create or incur a lien on any property or revenues; (vi) engage in other businesses; (vii) change fiscal year; (viii) amend certificates or articles of incorporation or comparable governing instruments; or (ix) allow Liquidity (as defined in the Credit Facility) to drop below a certain threshold beginning ninety-one days prior to the maturity of RTI’s currently outstanding 3.000% convertible senior notes due December 1, 2015.

The Credit Facility further provides that other than (i) dividends and distributions payment directly or indirectly to the RTI, (ii) dividends and distributions in connection with share purchase programs or employee stock purchase programs of RTI and its subsidiaries, (iii) certain compensation and benefit plans, and (iv) so long as no event of default or potential default exists under the Credit Facility, dividends and distributions payable to a subsidiary of RTI and shareholders of RTI, RTI shall not, and shall not permit any of its subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, properties, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests, as applicable.

The Credit Facility also contains financial covenants for RTI, including a leverage ratio of consolidated net indebtedness to consolidated EBITDA for the four consecutive fiscal quarters of no greater than 3.5 to 1.00 and a ratio of consolidated EBITDA for the four consecutive fiscal quarters to consolidated cash interest expense of not less than 2.0 to 1.0. These financial covenants are tested at the end of each fiscal quarter.

The Credit Facility provides for customary events of default with corresponding grace periods, including, but not limited to, failure to pay any principal or interest when due, failure to comply with covenants, material breaches of representations or warranties, defaults relating to other indebtedness, insolvency or bankruptcy and a change in control of the Company.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

The Credit Facility is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Credit Facility are made solely for purposes of the Credit Facility and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Credit Facility, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Credit Facility, which subsequent information may or may not be fully reflected in public disclosures.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement dated May 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: May 30, 2012	By:	/s/ Chad Whalen
	Name:	Chad Whalen
	Title:	Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement dated May 23, 2012.